Exhibit 21.1

DRAFTKINGS INC.

LIST OF SUBSIDIARIES

(as of February 26, 2021)

Name of Subsidiary	Country (State)	Percent Ownership
DraftKings Inc.	United States (Delaware)	100%
DK Player Reserve LLC	United States (Delaware)	100%
DK Security Corporation	United States (Massachusetts)	100%
Crown DFS Inc.	United States (Delaware)	100%
Crown Gaming Inc.	United States (Delaware)	100%
Crown PA DFS Inc.	United States (Delaware)	100%
Crown MS Gaming Inc.	United States (Delaware)	100%
Crown NJ Gaming Inc.	United States (Delaware)	100%
Crown NV Gaming Inc.	United States (Delaware)	100%
Crown NY Gaming Inc.	United States (Delaware)	100%
Crown PA Gaming Inc.	United States (Delaware)	100%
Crown WV Gaming Inc.	United States (Delaware)	100%
DK-FH Inc.	United States (Delaware)	100%
Crown Europe Malta Limited	Malta	100%
Crown Gaming Malta Limited	Malta	100%
Crown DFS Malta Limited	Malta	100%
DraftKings Australia PTY Limited	Australia	100%
DK UK Services LTD	United Kingdom	100%
Crown IA Gaming LLC	United States (Delaware)	100%
Crown MA Gaming LLC	United States (Delaware)	100%
Crown IN Gaming LLC	United States (Delaware)	100%
Crown Gaming Ireland Limited	Ireland	100%
Crown NH Gaming LLC	United States (Delaware)	100%
Crown CO Gaming LLC	United States (Delaware)	100%
Crown TN Gaming LLC	United States (Delaware)	100%
Crown IL Gaming LLC	United States (Delaware)	100%
Crown MI Gaming LLC	United States (Delaware)	100%
Crown VA Gaming LLC	United States (Delaware)	100%
Crown AZ Gaming LLC	United States (Delaware)	100%
Crown Gaming RT LLC	United States (Delaware)	100%
DKDI LLC	United States (Delaware)	100%
SB Tech (Global) Limited	Isle of Man	100%
Gaming Tech Ltd	Israel	100%
SB Tech Subsidiary Bulgaria (branch)	Bulgaria	100%
SB Tech (Gibraltar) Limited	Gibraltar	100%
Sky Star Eight Limited	United Kingdom	100%
SB Tech US Inc.	United States (Delaware)	100%
Lucrative Green Leaf Limited	Ireland	100%
Software Co-Work LLC	Ukraine	100%
Software Co-Work Cyprus Limited	Cyprus	100%
SBTech Malta Limited	Malta	100%